Exhibit 10.35
EXECUTION
SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Second Amendment”) is entered into as of December 17, 2009, among QUEST RESOURCE CORPORATION, a Nevada corporation (the “Borrower”), the Guarantors listed on the signature pages hereto, ROYAL BANK OF CANADA, as Administrative Agent and Collateral Agent for the Lenders parties to the hereinafter defined Credit Agreement (in such capacities, the “Administrative Agent” and “Collateral Agent,” respectively), and as the Lender.
     Reference is made to the Second Amended and Restated Credit Agreement dated as of September 11, 2009, as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of November 30, 2009 (as amended, the “Credit Agreement”). Unless otherwise defined in this Second Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all section, exhibit and schedule references herein are to sections, exhibits and schedules in the Credit Agreement; and all paragraph references herein are to paragraphs in this Second Amendment.
RECITALS
          The Borrower, Guarantors, Administrative Agent and Lender desire to, among other things, enter into this Second Amendment to amend certain provisions of the Credit Agreement.
     Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:
     Paragraph 1. Amendments. Effective as of the Second Amendment Effective Date (hereinafter defined), the Credit Agreement is amended as follows:
     1.1 Definitions. Section 1.01 of the Credit Agreement is amended as follows:
     (a) The following definitions are amended in their entirety to read as follows:
     “Agreement means this Second Amended and Restated Credit Agreement as amended by the First Amendment to Credit Agreement and the Second Amendment to Credit Agreement.”
     “Change of Control means (A) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of Voting Stock of Borrower and (B) after the Recombination, a Parent Change of Control shall occur; provided, however, that the following shall not be deemed a Change of Control: (i) a merger of Borrower into another entity in which the other entity is the survivor if Borrower’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of Voting Stock of the surviving entity; (ii) actions taken to effect the Recombination and the Recombination itself; and (iii) any Equity Offering.”
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     “Excluded Assets means (i) any contracts, agreements or permits as to which the granting of a security interest in same would cause a default, termination or penalty thereunder or under any applicable requirement of a Governmental Authority and (ii) after the Recombination shall also include the equity interests in QELP and QMLP owned by Borrower.”
     “Material Agreements means the following: (i) Omnibus Agreement (QMLP), (ii) Tax Sharing Agreement and (iii) Omnibus Agreement (QELP) and any agreement or agreements entered into in replacement or substitution of any of the forgoing. “Material Agreement” means each of such Material Agreements.”
     “Reserve Report means a report prepared by an internal petroleum engineer of the Borrower regarding the Proved Reserves attributable to the Phase I Oil and Gas Properties, using the criteria and parameters required by and acceptable to the Society of Petroleum Engineers and incorporating the present cost of appropriate plugging and abandonment obligations to be incurred in the future, taking into account any plugging and abandonment fund required to be accrued or established by Borrower out of cash flow from the Phase I Oil and Gas Properties covered by such report with respect to such future obligations.”
     (b) The following definitions are inserted alphabetically into Section 1.01 of the Credit Agreement:
     “Allocated G&A Expense means, for any particular period, the Borrower’s Allocation Percentage of Post-Recombination Parent’s reasonable general and administrative expenses.”
     “Allocation Percentage means for each of QELP, QMLP and Borrower, a fraction (expressed as a percentage, carried out to the second decimal place), the numerator of which is such Person’s reasonable allocated general and administrative expenses (with the method of allocation to be established as set forth on Exhibit F and to be reasonably acceptable to the Lenders) (which expenses will be allocated to such Person in a manner consistent with QELP’s, QMLP’s and Borrower’s current practices) and the denominator of which is the sum of all reasonable allocated general and administrative expenses for each of QELP, QMLP and Borrower.”
     “Bluestem means Bluestem Pipeline, LLC, a Delaware limited liability company.
     “Cherokee means Quest Cherokee, LLC, a Delaware limited liability company.”
     “Parent Change of Control means on and after the Recombination, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of Voting Stock of Post-Recombination Parent; provided, however, that a merger of Post-Recombination Parent into another entity in which the other entity is the survivor shall not be deemed a Parent Change of Control if Post-Recombination Parent’s stockholders of record as constituted immediately prior to such acquisition hold more than 50% of the outstanding shares of Voting Stock of the surviving entity;
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provided further, however, that in no event will the issuance of new equity by the Post-Recombination Parent result in a Parent Change of Control.”
     “Post-Recombination Parent means PostRock Energy Corporation, a Delaware corporation, formerly known as New Quest Holdings Corp., which will be the sole shareholder of Borrower after the Recombination.”
     “QELP means Quest Energy Partners, L.P., a Delaware limited partnership, which after the Recombination will be a Delaware limited liability company known as PostRock Energy, LLC.”
     “QELP First Lien Credit Facility Administrative Agent means Royal Bank of Canada, and any successor administrative agent appointed pursuant to the QELP First Lien Credit Agreement.”
     “QELP First Lien Lenders means each lender party to the QELP First Lien Credit Agreement, together with their respective permitted successors and assigns.”
     “QELP First Lien Credit Agreement means that certain Amended and Restated Credit Agreement dated as of November 15, 2007 among Borrower, as initial co-borrower, Cherokee, as borrower, QELP, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as documentation agent, and the lenders party thereto, as amended from time to time.”
     “QELP Second Lien Credit Facility Administrative Agent means Royal Bank of Canada, and any successor administrative agent appointed pursuant to the QELP Second Lien Credit Agreement.”
     “QELP Second Lien Lenders means each lender party to the QELP Second Lien Credit Agreement, together with their respective permitted successors and assigns.”
     “QELP Second Lien Credit Agreement means that certain Second Lien Senior Term Loan Agreement dated as of July 11, 2008 among Quest Cherokee, as borrower, QELP, as a guarantor, Royal Bank of Canada, as administrative agent and collateral agent, KeyBank National Association, as syndication agent, Société Générale, as documentation agent, and the lenders party thereto, as amended from time to time.”
     “QMLP means Quest Midstream Partners, L.P., a Delaware limited partnership, which as part of the Recombination will be merged into Quest Midstream Acquisition, LLC, a Delaware limited liability company that will be renamed PostRock Midstream, LLC.”
     “QMLP Credit Facility Administrative Agent means Royal Bank of Canada, and any successor administrative agent appointed pursuant to the QMLP Credit Agreement.”
     “QMLP Lenders means each lender party to the QMLP Credit Agreement, together with their respective permitted successors and assigns.”
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Amended and Restated Credit Agreement

     “QMLP Credit Agreement means that certain Amended and Restated Credit Agreement dated as of November 1, 2007 among QMLP and Bluestem, as borrowers, Royal Bank of Canada, as administrative agent and collateral agent and the lenders party thereto, as amended from time to time .”
     “Second Amendment Effective Date means December 17, 2009.”
     “Second Amendment to Credit Agreement means that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of December 17, 2009, among the Borrower, Guarantors, Royal Bank of Canada, as Administrative Agent, Collateral Agent and as the Lender.”
     “Tax Sharing Agreement means that certain tax sharing agreement involving Borrower or any of its Subsidiaries and any one or more of Post-Recombination Parent, QELP, QMLP and/or any of their Subsidiaries and providing for an agreement among the parties relating to the allocation of, and payment of, federal income (and state income, franchise and severance) taxes.”
     “Transfer Payments by a Person means on and after the Recombination, any payment for services or materials or payment for or on account of (i) costs or expenses directly incurred by Post-Recombination Parent, and (ii) reimbursement of costs or expenses including in connection with any contractual arrangement, tax sharing arrangement, general and administrative overhead sharing arrangement or other agreement.”
     1.2 Section 7.01. Section 7.01 of the Credit Agreement is amended by deleting the word “and” at the end of Section 7.01(y) and adding a new Section 7.01(aa) and new Section 7.01(bb) to read in their entirety as follows:
     “(aa) Liens on 100% of the equity interest in QELP pledged on a first lien basis to the QELP First Lien Credit Facility Administrative Agent on behalf of the QELP First Lien Lenders, securing repayment of the Obligations (as defined in the QELP First Lien Credit Agreement) and pledged on a second lien basis to the QELP Second Lien Credit Facility Administrative Agent on behalf of the QELP Second Lien Lenders, securing repayment of the Obligations (as defined in the QELP Second Lien Credit Agreement); and
     (bb) Liens on 100% of the equity interest in QMLP pledged to the QMLP Credit Facility Administrative Agent on behalf of the QMLP Lenders, securing repayment of the Obligations (as defined in the QMLP Credit Agreement).”
     1.3 Section 7.04. Section 7.04 of the Credit Agreement is amended by deleting the word “and” at the end of Section 7.04(i), inserting the word “and” at the end of Section 7.04(j) and inserting a new Section 7.04(k) to read in its entirety as follows:
     “(k) After the closing of the Recombination, Indebtedness of the Borrower in connection with those certain guarantees by Borrower in favor of (A) the QELP First Lien Credit Facility Administrative Agent on behalf of the QELP First Lien Lenders, guaranteeing repayment of the Obligations (as defined in the QELP First Lien Credit
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Agreement), (B) the QMLP Credit Facility Administrative Agent on behalf of the QMLP Lenders, guaranteeing repayment of the Obligations (as defined in the QMLP Credit Agreement (the guarantees under clauses (A) and (B) being pari passu with one another)) and (C) the QELP Second Lien Credit Facility Administrative Agent on behalf of the QELP Second Lien Lenders, guaranteeing repayment of the Obligations (as defined in the QELP Second Lien Credit Agreement (the guarantee under clause (C) to be second, junior and subordinate to the guarantee under clauses (A) and (B)).”
     1.4 Section 7.08 of the Credit Agreement is amended in its entirety to read as follows:
     “7.08 Transfer Payments; Restricted Payments; Distributions and Redemptions. (a) Prior to the closing of the Recombination, declare or make, directly or indirectly, any Transfer Payment or Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that each Subsidiary may make Transfer Payments and Restricted Payments to the Borrower and to other Loan Parties.
     (b) After the Recombination none of the Borrower or any Loan Party shall, directly or indirectly, declare or make any Transfer Payment or Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) each Loan Party may make Transfer Payments and Restricted Payments to the Borrower, (ii) Borrower may make Transfer Payments to Post-Recombination Parent for direct costs and expenses incurred by Post-Recombination Parent on its behalf, (iii) Borrower may make Transfer Payments and Restricted Payments to Post-Recombination Parent in an amount equal to the Borrower’s Allocation Percentage of Allocated G&A, and (v) Borrower may make Transfer Payments and Restricted Payments to Post-Recombination Parent in an amount equal to Borrower’s consolidated income tax liability (excluding income tax liability associated with the Excluded Recombination Entities)(with the method of allocation of income tax obligations to be as set forth on Exhibit G and to be reasonably acceptable to the Lenders).”
     1.5 Section 7.11. Section 7.11 of the Credit Agreement is amended by deleting clause (v) thereof and substituting the following in lieu thereof:
“(v) after the closing of the Recombination, payments to Post-Recombination Parent in an amount equal to the taxes allocated to Borrower pursuant to the Tax Sharing Agreement, (vi) any Transfer Payments permitted under Section 7.08 and (vii) the provision of gas gathering services by Quest Eastern in the Appalachian region to QELP and its Subsidiaries.”
     1.6 Section 10.21. A new Section 10.21 is added to the Credit Agreement to read in its entirety as follows:
     “Section 10.21. Lenders’ Agreement. Each Lender, together with the Administrative Agent and Collateral Agent agrees, upon closing of the Recombination, to release, discharge and terminate any Lien against equity of QELP (or any successor following any merger or conversion) pledged to secure the Obligations (as defined in this Agreement) in order for Borrower to pledge all such equity to secure, on a first lien priority basis, Borrower’s guarantee of the Obligations (as defined in the QELP First Lien Credit Agreement), and on a second lien priority basis, Borrower’s guarantee of the
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Obligations (as defined in the QELP Second Lien Credit Agreement). Each Lender, together with the Administrative Agent and Collateral Agent agrees, upon closing of the Recombination, to release, discharge and terminate any Lien against equity of QMLP (or any successor following any merger or conversion) pledged to secure the Obligations (as defined in this Agreement) in order for Borrower to pledge all such equity to secure, on a first lien priority basis, Borrower’s guarantee of the Obligations (as defined in the QMLP Credit Agreement).”
     Paragraph 2. Effective Date. This Second Amendment shall not become effective until the date (such date, the “Second Amendment Effective Date”) the Administrative Agent receives all of the agreements, documents, certificates, instruments, and other items described below:
     (a) this Second Amendment, executed by the Borrower, the Guarantors, the Administrative and the Lender;
     (b) a shared general and administrative expense analysis;
     (c) fees and expenses required to be paid pursuant to Paragraph 5 of this Second Amendment, to the extent invoiced prior to the Second Amendment Effective Date;
     (d) contemporaneous closing of the Fifth Amendment to the QELP First Lien Credit Agreement
     (e) contemporaneous closing of the Eighth Amendment to the QELP Second Lien Credit Agreement;
     (f) contemporaneous closing of the Third Amendment to the QMLP Credit Agreement;
     (g) all documentation relating to the Second Amendment shall be satisfactory to the Lenders, as evidenced by their execution and delivery to the Administrative Agent of a signed signature page to this Second Amendment; and
     (h) such other assurances, certificates, documents and consents as the Administrative Agent may require.
     Paragraph 3. Acknowledgment and Ratification. The Borrower and the Guarantors each (i) consent to the agreements in this Second Amendment and (ii) agree and acknowledge that the execution, delivery, and performance of this Second Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of the Borrower or any Guarantor under the Loan Documents to which it is a party, which Loan Documents shall remain in full force and effect, as amended and waived hereby, and all rights thereunder are hereby ratified and confirmed.
     Paragraph 4. Representations. The Borrower and the Guarantors each represent and warrant to the Administrative Agent and the Lender that as of the Second Amendment Effective Date and after giving effect to the waivers and amendments set forth in this Second Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, and (b) no Default or Event of Default exists.
Second Amendment to Quest
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     Paragraph 5. Expenses. The Borrower shall pay on demand all reasonable costs, fees, and expenses paid or incurred by the Administrative Agent incident to this Second Amendment, including, without limitation, Attorney Costs in connection with the negotiation, preparation, delivery, and execution of this Second Amendment and any related documents, filing and recording costs, and the costs of title insurance endorsements, if any.
     Paragraph 6. Miscellaneous.
     This Second Amendment is a “Loan Document” referred to in the Credit Agreement. The provisions relating to Loan Documents in Article X of the Credit Agreement are incorporated in this Second Amendment by reference. Unless stated otherwise (i) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (ii) headings and captions may not be construed in interpreting provisions, (iii) this Second Amendment must be construed, and its performance enforced, under New York law and applicable federal law, and (iv) if any part of this Second Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable.
     Paragraph 7. Entire Agreement. This Second Amendment represents the final agreement between the parties about the subject matter of this amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
     Paragraph 8. Parties. This Second Amendment binds and inures to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and the Lender, and their respective successors and assigns.
     Paragraph 9. Further Assurances. The parties hereto each agree to execute from time to time such further documents as may be necessary to implement the terms of this Second Amendment.
     Paragraph 10. Release. As additional consideration for the execution, delivery and performance of this Second Amendment by the parties hereto and to induce the Administrative Agent, the Collateral Agent and the Lender to enter into this Second Amendment, the Borrower warrants and represents to the Administrative Agent, the Collateral Agent and the Lender that no facts, events, statuses or conditions exist or have existed which, either now or with the passage of time or giving of notice, or both, constitute or will constitute a basis for any claim or cause of action against the Administrative Agent, the Collateral Agent and the Lender or any defense to (i) the payment of Obligations under the Term Notes and/or the Loan Documents, or (ii) the performance of any of its obligations with respect to the Term Notes and/or the Loan Documents. In the event any such facts, events, statuses or conditions exist or have existed, Borrower unconditionally and irrevocably hereby RELEASES, RELINQUISHES and forever DISCHARGES Administrative Agent, the Collateral Agent and the Lender, as well as their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which Borrower may have against any of them or their predecessors, successors, assigns, agents, officers, directors, shareholders, employees and representatives arising out of or with respect to (a) any right or power to bring any claim for usury or to pursue any cause of action based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of any of them, and their predecessors,
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successors, assigns, agents, officers, directors, shareholders, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable Law.
     Paragraph 11. Effectiveness of Facsimile Documents and Signatures. This Second Amendment may be transmitted and/or signed by facsimile. The effectiveness of any such signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent, the Collateral Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     Paragraph 12. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement..
     The parties hereto have executed this Second Amendment in multiple counterparts to be effective as of the Second Amendment Effective Date.
Remainder of Page Intentionally Blank
Signature Pages to Follow.
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Amended and Restated Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed as of the Second Amendment Effective Date.

BORROWER: QUEST RESOURCE CORPORATION, as Borrower
By:	/s/ David Lawler
David Lawler
President

     The undersigned, as the Guarantors referred to in the Credit Agreement, as amended by this Second Amendment, hereby consent to this Second Amendment and hereby confirm and agree that (i) the Loan Documents (which specifically includes the Guaranty executed by each Guarantor and each Security Agreement and Mortgage executed by each Guarantor) in effect on the date hereof to which each are a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects except that, upon the effectiveness of, and on and after the Second Amendment Effective Date, all references in such Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended by this Second Amendment, and (ii) such Loan Documents consisting of Guaranties, Security Agreements, Mortgages, and assignments and all of the collateral described therein do, and shall continue to, secure the payment by the Borrower of the Obligations under the Credit Agreement.

GUARANTORS: QUEST OIL & GAS, LLC, as a Guarantor
By:	/s/ David Lawler
David Lawler,
President

QUEST ENERGY SERVICE, LLC, as a Guarantor
By:	/s/ David Lawler
David Lawler,
President

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Amended and Restated Credit Agreement
Signature Page 1

QUEST EASTERN RESOURCE, LLC, as a Guarantor
By:	/s/ David Lawler
David Lawler,
President

QUEST MERGERSUB, INC. as a Guarantor
By:	/s/ David Lawler
David Lawler,
President

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Signature Page 2

ADMINISTRATIVE AGENT:

ROYAL BANK OF CANADA,
as Administrative Agent and Collateral Agent

By:	/s/ Susan Khokher
Name:	Susan Khokher
Title:	Manager, Agency
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Signature Page 3

L/C ISSUER AND LENDER: ROYAL BANK OF CANADA, as a Lender and L/C Issuer
By:	/s/ Leslie P. Vowell
Leslie P. Vowell

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Signature Page 4

METHODOLOGY FOR DETERMINING ALLOCATED G&A EXPENSE
Shared G&A Services Allocation Shared G&A Services Allocation November 2009

2010 Shared Services Allocation Procedure . G&A is composed of two categories: . Third-party services that are performed on behalf of and directly billed to individual Quest entities (QRCP, QELP, & QMLP) . Shared services billed through Quest Energy Services (QES) . d S (QES) . QES shared services are composed of two components: . Directly allocable expenses, such as: — Expenses incurred by a QES employee performing a discreet project for a single Quest entity (for example, airfare for a trip to visit a Quest Midstream only customer) . Shared services costs, such as: — Salaries of QES employees that perform services for the benefit of multiple Quest entities — Shared overhead of QES employees (for example, rent/utilities of office space) . Shared services employee compensation allocations are updated monthly by each QES employee. Shared services overhead costs are allocated based on a compensation-weighted time allocation of all QES employees that is updated on a monthly basis . . The forecasted 2010 G&A budget, reflected in the projections, assumes a 12/31/09 recombination. Therefore, continued professional fees as a result of the now-forecasted 1st quarter 2010 recombination are not reflected in the current budget (1)

Allocation Mechanics Example 1 — A/P and Purchasing 1) QES Accounts Payable (A/P) employees perform services for each individual Quest entity as well as for the shared services entity (QES) 2) On a monthly basis, each A/P employee allocates the amount of their time they anticipate working on projects related to each Quest entity identified in Figure 1 below related to each Quest entity identified in Figure 1 below 3) Non-QES time allocations are grossed up to 100% (for use in compensation-weighted QES time allocation — see step 4) 4) Final monthly time of A/P employees for QES allocation is calculated, as sum of Fi 1 N b 2009 Q t A/P & P hi C All W k ht A. Direct allocation of non-QES overhead B. Allocation of QES overhead based on overall compensation-weighted monthly time allocation of all QES employees, which is calculated per the 100%-gross up of direct time allocation (per step 3) Figure 1: November 2009 Quest A/P & Purchasing Compensation Allocation Worksheet Employee QMLP QELP QRCP QES Name BSP + KPC Cherokee Appalachia Appalachia Other Overhead QMP QELP QRCP QMLP QELP QRCP QMLP QELP QRCP Employee 1 (Manager) Employee’s Time Allocation % to: Final Employee’s Time Spent on the Following: Employee’s Time Allocation % to: Convert Non-OKC to 100% for QES Calc 2 3 41 py ( g ) Employee 1 10% 45% 40% 0% 2% 3% 10% 85% 2% 10% 88% 2% 11% 87% 3% Employee 2 20% 35% 5% 5% 18% 17% 20% 40% 23% 24% 48% 28% 24% 50% 26% Employee 3 20% 50% 10% 10% 5% 5% 20% 60% 15% 21% 63% 16% 21% 63% 16% Employee 4 20% 40% 10% 10% 10% 10% 20% 50% 20% 22% 56% 22% 23% 56% 22% Employee 5 30% 40% 10% 10% 5% 5% 30% 50% 15% 32% 53% 16% 31% 53% 16% Employee 6 65% 5% 0% 25% 2% 3% 65% 5% 27% 67% 5% 28% 66% 7% 28% Employee 7 25% 25% 13% 13% 13% 12% 25% 38% 26% 28% 43% 29% 28% 44% 28% Compensation-Weighted Monthly Time Allocation Average (Excluding Co. 14) 25% 58% 17% 4A 4B (2)

Allocation Mechanics Example 2 — Management Team . Compensation of Quest management team and executive support staff are currently allocated 45%/45%/10% between QMLP, QELP, and QRCP respectively. Since mid-year 20092009, management efforts have been focused on recombination Per section 8.12 of the Merger Agreement executed July 2, 2009, “all costs and expenses incurred by the parties to this Agreement in connection with this Agreement and the transaction contemplated hereby shall be paid on the basis of 10% by QRCP,, 45% by QELP and 45% by QMLP” . After recombination is completed or is no longer being pursued, time allocations will be adjusted as needed at direction of individual employees on a monthly basis Final Employee’s Time Name Allocation %to: Last QMLP QELP QRCP President & CEO Employee 1 Employee 1 45% 45% 10% 45% 45% 10% Employee 2 45% 45% 10% Employee 3 45% 45% 10% Employee 4 45% 45% 10% Employee 5 45% 45% 10% Employee 6 45% 45% 10% Employee 7 45% 45% 10% 7 45% 45% 10% Employee 8 45% 45% 10% (3)

EXHIBIT F
METHODOLOGY FOR DETERMINING ALLOCATED TAXES
OUTLINE OF TERMS OF TAX SHARING AGREEMENT
     1. Overview. The Tax Sharing Agreement will provide for the allocation and sharing of income taxes among PostRock Energy Corporation (“Parent”), Quest Energy Partners, LLC and its subsidiaries (collectively, “QELLC”), Quest Midstream Partners, LLC and its subsidiaries (collectively “QMLLC”), and Quest Resource Corporation and its subsidiaries other than QMLLC and QELLC (collectively, “QRC”), for taxable periods beginning on or after the date of the recombination (“Tax Periods”).
     2. Allocation and Sharing of U.S. Federal Income Taxes. For each Tax Period, Parent will file a consolidated U.S. federal income tax return which includes the income, gains, losses, deductions, and credits (“Tax Items”) of each of QRC, QELLC, and QMLLC for such Tax Period. Each of QRC, QELLC, and QMLLC will pay its respective allocable share of U.S. federal income taxes to Parent for each Tax Period. Such allocable share shall equal the amount of U.S. federal income tax that would have been owed to the IRS for such Tax Period by QRC, QELLC, or QMLLC, as the case may be, determined as if such entity were a C corporation that filed its own separate corporate return for U.S. federal income tax purposes and by taking into account (i) Tax Items generated by such entity during such Tax Period which are includible on Parent’s consolidated federal income tax return and (ii) any net operating losses, net capital losses, or tax credits generated by such entity in any other Tax Periods (excluding taxable periods ending on or prior to the date of the recombination) which could have been carried forward to such Tax Period if such entity were a C corporation that filed its own separate corporate return (and elected to waive any carryback of any such losses or credits) for U.S. federal income tax purposes for each Tax Period.
     3. Allocation and Sharing of State Income Taxes. In those states where QRC, QELLC, or QMLLC are included in a combined, unitary or consolidated return filed by Parent, QRC’s, QELLC’s, or QMLLC’s respective shares of any such state income taxes payable to Parent shall be determined in a manner similar to that described in the preceding paragraph, but by applying applicable state tax law (rather than federal tax law) in determining the amount of Tax Items and net operating loss, tax credit or other tax attribute carryovers.
     4. Payment of Tax Sharing Amounts. Any tax sharing amounts, including estimated taxes, payable by QRC, QELLC, or QMLLC for a Tax Period under the foregoing provisions shall be paid to Parent no later than 5 days prior to the date that such taxes are due and payable by Parent to the applicable taxing authority. In cases where estimated or interim tax payments are made to Parent for a Tax Period, QRC’s, QELLC’s, and QMLLC’s respective shares of the estimated or interim tax payments shall be determined in a manner similar to that described in the preceding paragraphs (but shall be based on estimates for the portions of the Tax Period covered by the estimated or interim tax payment).
     5. Tax Adjustments. If any adjustment is subsequently made to the Tax Items of QRC, QELLC, or QMLLC pursuant to an original or amended return, refund claim, audit adjustment or administrative or judicial decision, QRC’s, QELLC’s, and QMLLC’s respective allocable shares of tax liability shall be readjusted accordingly and any payments required to conform to such adjustment shall be made to or by Parent.
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Exhibit G Page 1